EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Weiner's Stores, Inc. of our report dated March 17, 1999, included in the 1998 Annual Report to Stockholders of Weiner's Stores, Inc.



/s/ Ernst & Young LLP
April 27, 1999
Houston, Texas